EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 28, 2015

For more information:

Contact: Eric Paul

Dividend Capital

(303) 228-2200

INDUSTRIAL INCOME TRUST TO BE ACQUIRED

BY AN AFFILIATE OF GLOBAL LOGISTIC PROPERTIES

DENVER, CO — July 28, 2015 — Industrial Income Trust Inc. (“IIT” or the “Company”), a leading U.S. industrial real estate investment trust, announced today that it has entered into a definitive merger agreement pursuant to which it will be acquired by Western Logistics II LLC (“Western Logistics”), an affiliate of Global Logistic Properties Limited (“GLP”), in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. Concurrently with the closing of the merger transaction, it is expected that IIT will transfer 11 properties currently owned by IIT that are under development or in the lease-up stage (the “Excluded Properties”) to a liquidating entity (the “Liquidating Entity”), the beneficial interests in which will be distributed pro rata to current IIT stockholders. The Liquidating Entity will sell such Excluded Properties following the closing of the merger with the goal of maximizing the value of the Excluded Properties for IIT’s stockholders.

IIT currently estimates, based on the per share cash consideration to be paid in the merger and the value of assets expected to be distributed to stockholders through the Liquidating Entity, that stockholders may receive approximately US$11.12 per share as total consideration for their shares. This per share amount is based on the following: (i) US$10.30 per share in cash to be paid by GLP pursuant to the merger agreement to stockholders upon closing of the merger with Western Logistics; (ii) an estimated US$0.26 per share in cash to be paid to stockholders at closing, to be funded through net borrowings by the Liquidating Entity; and (iii) an estimated US$0.56 net per share to be paid in cash upon consummation of the sales of all of the Excluded Properties (net of certain estimated expenses), based on management’s current estimates of the value of each Excluded Property upon stabilization, the costs to complete the development and leasing of the Excluded Properties, and liquidation expenses. The actual amounts realized in connection with the financing and upon liquidation of the Liquidating Entity and ultimately distributed by the Liquidating Entity will likely differ, perhaps materially, from this estimate based on, among other things, proceeds available from the financing, market conditions for sales of the Excluded Properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT stockholders in connection with the financing and the liquidation of the Liquidating Entity or the timing of the liquidation of the Liquidating Entity.

The board of directors of the Company has unanimously approved the merger. The transaction is contingent on the approval by stockholders holding a majority of IIT’s outstanding common stock and, subject to the satisfaction or waiver of certain other closing conditions, the transaction is expected to close in the fourth quarter of 2015 (but no later than November 16, 2015). IIT’s board of directors has recommended that its stockholders vote in favor of the merger.

“We are very pleased to announce the acquisition of the Company by GLP, a leading global provider of modern logistics facilities,” said Dwight Merriman, Chief Executive Officer of IIT. “Over the past few years our team has built an extremely high quality portfolio of nearly 300 industrial properties aggregating over 60 million square feet, including our projects under development. We thank our stockholders for their investment and ongoing support, and believe this merger provides compelling value for all of our stockholders.”

“This merger is the successful result of a thorough process that we and our board undertook over the past 12 to 18 months,” said Tom McGonagle, Chief Financial Officer of IIT. “We believe the cap rate of 5.6% represented by the purchase price reflects the outstanding quality of our properties across the portfolio.”

BofA Merrill Lynch is acting as financial advisor to the Company and Hogan Lovells US LLP is acting as legal advisor to the Company.

About Industrial Income Trust

IIT is a leading U.S. industrial real estate investment trust that has built a national operating platform of high-quality distribution warehouses leased to creditworthy corporate customers. These properties generate revenue for IIT through the rents the corporate customers pay to use the properties in their supply chain. IIT purchased its first property in June 2010. From 2010 through 2013, IIT raised approximately US$2.2 billion of equity capital from investors. Upon completion of the merger transaction, IIT will have achieved its stated investment objectives of providing consistent current income and value creation through active asset management of its properties, culminating in a successful liquidity event for its stockholders.

About Global Logistic Properties Limited (www.glprop.com)

GLP is the leading global provider of modern logistics facilities. As of March 31, 2015, GLP’s US$28 billion property portfolio encompasses 441 million square feet (41 million square meters) of logistics facilities across China, Japan, Brazil and the United States. Upon closing of the proposed acquisition of IIT, GLP’s U.S. footprint would expand to 173 million square feet (16.1 million square meters). Subsequent to this transaction, GLP’s global portfolio would encompass more than 500 million square feet (47 million square meters) and approximately US$33 billion of assets under management worldwide.

GLP’s growth strategy is centered on being the best operator, creating value through developments and expanding its fund management platform. GLP’s customers include some of the world’s most dynamic manufacturers, retailers and third party logistics companies.

GLP is listed on the Mainboard of Singapore Exchange Securities Trading Limited (SGX stock code: MC0.SI; Reuters ticker: GLPL.SI; Bloomberg ticker: GLP SP).

GLP Investor Relations * Media Contact:

Ambika Goel, CFA

SVP-Capital Markets and Investor Relations

Tel: +65 6643 6372

Email: agoel@glprop.com

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, IIT intends to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, IIT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by IIT with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and IIT’s website at www.industrialincome.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by IIT with the SEC (when available) by directing a written request to the following address: Industrial Income Trust Inc., Attention: Eric Paul, 518 17th Street, Denver, CO 80202.

IIT and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IIT in connection with the merger. Information about those executive officers and directors of IIT and their ownership of common stock is set forth in the proxy statement for IIT’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of IIT and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IIT to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from IIT’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of IIT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the actual distributions to be received by stockholders from the Liquidating Entity, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the Liquidating Entity, including costs related thereto; (vii) the outcome of any legal proceedings that may be instituted against IIT and others related to the merger agreement; (viii) the ability of IIT to implement its operating strategy; (ix) IIT’s ability to manage planned growth; (x) changes in economic cycles; and (xi) competition within the real estate industry.

In addition, these forward-looking statements reflect IIT’s views as of the date on which such statements were made. IIT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IIT’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IIT or any other person that the results or conditions described in such statements or the objectives and plans of IIT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IIT’s SEC reports, including, but not limited to, the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015, the “Risk Factors” section of IIT’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, which was filed with the SEC on May 13, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. IIT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.